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[CIBC WOOD GUNDY LOGO]                                CIBC Wood Gundy
                                                      Securities Corp.
                                                      425 Lexington Avenue
                                                      New York, NY  10017
                                                      Tel. (212) 885-4486
                                                      Fax  (212) 885-1900



November 5, 1996

Mr. Thomas A. Grina
Executive Vice President & Chief Financial Officer
Advanced Radio Telecom Corp.
500 108th Avenue, N.E.
Suite 2600
Bellevue, Washington  98004

Gentlemen:

    This agreement (the "Agreement") will confirm that Advanced Radio Telecom Corp. (the "Company") has retained CIBC Wood Gundy Securities Corp. ("CIBC") as
(i) the Company's exclusive placement agent in connection with the proposed private placement of approximately $50 million principal amount of the Company's Senior Secured Notes due 1998 (the "Notes"), or other similar financing as the Company and CIBC shall mutually agree, in one transaction or a series of transactions (the "Financing"), and (ii) once CIBC has delivered reasonably acceptable commitments to the Company on a timely basis, a co-lead manager of the Company's future public or private offerings of non-investment grade debt securities (or preferred stock, convertible debt or convertible preferred stock), excluding private equity issues, bank financings and vendor financings initiated and negotiated directly between the Company (including its officers and directors) and such investors (the "Future Financings") (together with the Financing, the "Engagement").

    1. RETENTION. (a) Subject to the provisions set forth below in this Agreement, the Company hereby retains CIBC as (i) its exclusive placement agent in connection with the proposed sale by the Company of the Notes, and (ii) once CIBC has delivered reasonably acceptable commitments to the Company on a timely basis, a co-lead manager of the Company's Future Financings. The Company agrees that during the term of this Agreement it will not directly, or indirectly, (i) offer any of the Notes for sale to, or solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate in respect thereof with, any person or persons, other than through CIBC as the Company's exclusive placement agent; or (ii) offer any of the Future Financings for sale to, or solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate in respect thereof with, any person or persons, other than through CIBC (if CIBC exercises its rights hereunder to act as a co-lead manager) and the Company's other managers of the Future Financings. The Company represents that (i) no such offers, solicitations or other actions have been


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Advanced Radio Telecom Corp.
November 5, 1996
Page 2

made or taken prior to the date hereof, except as previously disclosed to you, and (ii) on and after the date hereof, it is not in discussions or obligated under any agreement with any other agent, initial purchaser or underwriter with respect to a private or public offering of the Notes or any other debt or preferred stock financings, excluding private equity issues, bank financings and vendor financings initiated and negotiated directly between the Company (including its officers and directors) and such investors, and financings contemplated by that certain engagement letter entered into between the Company and Merrill Lynch & Co. on or about the date of this agreement.

    (b) CIBC agrees to act as (i) the exclusive placement agent for the Financing, and (ii) a co-lead manager of the Company's Future Financings, subject to satisfactory completion of its due diligence investigation.

    2. COMPENSATION. In consideration for services rendered hereunder by CIBC, the Company agrees to pay CIBC as follows:

    (a) The Company agrees to pay to CIBC a cash placement fee equal to 5.0% of the total committed purchase price of the Notes (the "Placement Fee"). An amount equal to 50% of the Placement Fee shall be payable upon the closing date of the Company's initial public offering (the "IPO"), with the remaining Placement Fee payable on the earlier of (i) the date the Notes are originally issued (the "Closing Date") and (ii) March 31, 1997. The Placement Fee shall be paid directly out of the proceeds from the Notes or the IPO, as the case may be, by wire transfer or by delivery to CIBC of a certified or official bank check or checks payable to its order in immediately available funds. If the Company first consummates the Financing within one year following the expiration or termination of this Agreement with any investors introduced to the Company by CIBC during the term of this Agreement, the CIBC shall be entitled to receive all amounts under Sections 2(a), (b) and (c).

    (b) The Company agrees to pay to CIBC (i) not less than 45% of all fees and compensation payable to all managers in respect of the Future Financings (based on customary market terms) if two managers are engaged, or (ii) not less than 30% of all fees and compensation payable to all managers in respect of the Future Financings (based on customary market terms) if three or more managers are engaged ,provided however, that CIBC shall be paid not less than 45% of the total gross economic benefits of the top two managers in such Future Financing. Such fees shall be paid directly out of the gross proceeds from the Future Financings by wire transfer or by delivery to CIBC of a certified or official bank check or checks payable to its order in immediately available funds.

    (c) Whether or not any portion of the Engagement is consummated, the Company hereby agrees to reimburse CIBC promptly upon request (on a monthly


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Advanced Radio Telecom Corp.
November 5, 1996
Page 3

basis) and upon presentation of appropriate documentation thereof in reasonable detail for all reasonable out-of-pocket expenses (including word processing charges, messenger and duplicating services, research document expenses, travel expenses, legal fees and expenses and other customary expenditures) incurred by it in connection with the Engagement, plus the reasonable fees and expenses of all special counsel (except as may be superseded by future underwriting agreements with respect to the Future Financings). The Company agrees to pay to CIBC, upon execution of this Agreement an advance of $25,000 to cover initial out-of-pocket expenses.

    (d) No fee paid or payable to CIBC or any of its affiliates shall be credited against any other fee paid or payable to CIBC or any of its affiliates. Nothing contained in this Agreement shall require CIBC or any of its affiliates to lend any amounts, purchase any securities or make any investment in the Company or any of its affiliates for its own account, directly or indirectly.

    3. OFFERING MATERIALS. (a) The Company represents and warrants to CIBC that this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by CIBC, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

    (b) The Company will furnish CIBC with offering documentation with respect to the Financing and the Future Financings (collectively, together with amendments and supplements thereto, the "Offering Materials").

    (c) CIBC will perform due diligence; however, the Company recognizes and confirms that CIBC (A) will use and rely primarily on the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (B) is authorized as the Company's exclusive placement agent with respect to the Financing and a co-lead manager with respect to the Future Financings to transmit to any prospective purchaser of the Notes or the securities offered in the Future Financings, a copy or copies of the Offering Materials and any other legal documentation supplied to CIBC expressly for transmission to any prospective purchaser by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of CIBC's services hereunder or any transaction contemplated hereby;
(C) does not assume responsibility for the accuracy or completeness of the Offering Materials and such other information; (D) will not make an appraisal of any assets of the Company; and (E) reserves the right to continue to perform due diligence during the course of the Engagement until the Engagement is consummated. CIBC agrees to and to cause its representatives to,


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Advanced Radio Telecom Corp.
November 5, 1996
Page 4

keep the Offering Materials and any confidential information about the Company confidential so long as it is and remains non-public, unless disclosure is required by law or requested by any government or regulatory agency or body (and then only after giving the Company notice and an opportunity to contest such disclosure to the extent practicable), and CIBC will not make use thereof, except in connection with its services hereunder for the Company.

    (d) Each of the parties hereto agrees that any reference to the other party or any release, communication, or material distributed to prospective purchasers of the Notes or the securities offered in the Future Financings is subject to the other party's prior written approval. If any party hereto terminates this engagement prior to the dissemination of any such release, communication or material, no reference shall be made therein to such party.

    (e) Without CIBC's prior written consent, no advice rendered by CIBC in connection with the services performed by CIBC's pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure).

    (f) The Company represents that the Offering Materials do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation with respect to any of the projections contained therein. The Company agrees to advise CIBC immediately of the occurrence of any event or any other change known to it which results in the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    (g) CIBC will solicit offers for purchase of the Notes in compliance with advice rendered by its own counsel with regard to applicable federal and state securities laws. CIBC is duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc.

    4. INDEMNITY. In consideration of CIBC's agreement to act on behalf of the Company, notwithstanding any limitations set forth herein, the Company agrees to


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Advanced Radio Telecom Corp.
November 5, 1996
Page 5

indemnify and hold harmless CIBC, its agents, employees, officers and directors, and any person who controls CIBC within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") or Section 20 of the Securities Exchange Act of 1934, as amended (each, an "Indemnified Party" and collectively, the "Indemnified Parties"), from the against any and all losses, claims, damages, liabilities and expenses (including, but not limited to, all reasonable legal expenses, any and all other reasonable expenses incurred in investigating, preparing or defending against any actin or proceeding, commenced or threatened, (whether or not any Indemnified Party is a named party)) to which, jointly or severally, an Indemnified Party may become subject, which are related to (i) any transaction contemplated by this Agreement the retention of the CIBC under this Agreement, the performance of services by CIBC hereunder or any involvement or alleged involvement of CIBC in the Financing or the Future Financings, or (ii) any untrue statement or alleged untrue statement of fact contained in any information (oral or written) or document furnished or made available by the Company (including, without limitation, the Offering Materials), directly by the Company or through CIBC or otherwise, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no Indemnified Party shall be entitled to indemnification under this Section 4 with respect to any action, suit or proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered against such Indemnified Party based primarily upon his gross negligence or willful misconduct ("Disabling Conduct") and any payment or reimbursement made to such Indemnified Party by the Company in connection with any such action or proceeding will be repaid by such Indemnified Party to the Company.

    If any action or proceeding (including any governmental proceeding) is brought or asserted against an Indemnified Party in respect of which indemnity may be sought against to Company, such Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing of the institution of such action or proceeding; failure to provide such notice will not, however, relieve the Company from any obligation or liability it has hereunder or otherwise, except to the extent such failure results in a material disadvantage to the Company. CIBC and each such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of CIBC or such Indemnified Party unless (a) the Company has agreed to pay such fees and expenses, or (b) the Company shall have failed to assume the defense of such actio nor proceeding. The Company, at its option, may assume the defense of any such claim with counsel reasonably satisfactory to CIBC, except if such Indemnified Party has been advised by counsel that, due to a conflict of interests or because there may


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Advanced Radio Telecom Corp.
November 5, 1996
Page 6

be legal defenses available to such Indemnified Party that are different from or additional to defenses available to the Company, separate counsel for the Company and such Indemnified Party is advisable in which case, the reasonable fees and expenses of CIBC's counsel, who must be reasonably satisfactory to the Company, shall be at the expense of the Company, provided, that, upon invoking such option the Company shall unconditionally and irrevocably commit in writing to bear all risk with respect to such claim and to keep such Indemnified Party informed of the progress of any such claim.

    The Company agrees that, without the prior written consent of each of the relevant Indemnified Parties it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought hereunder (whether or not such Indemnified Parties are actual or potential parties to such claim, actio or proceeding), (i) that involves any equitable relief that binds or purports to bind such Indemnified Parties and (ii) unless such settlement, compromise or consent includes an unconditional release for such Indemnified Parties from all liability arising out of such claim, actin or proceeding. Unless the Company fails to assume the defense of an action or proceeding, the Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if the Company has failed to assume such defense, and if such claim is settled with the Company's written consent, or if there by a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless CIBC and any such Indemnified Party from and against any loss, liability damage or expense by reason of such settlement or judgment.

    If the indemnification provided for in this Section 4 unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities and expenses referred to herein or insufficient to hold an Indemnified Party harmless (other than by reason of such Person's Disabling Conduct), then the Company agrees that in lieu of indemnifying such Indemnified Party, it shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by them on the one hand and the Indemnified Party on the other from the sale of the Notes or the securities offered in the Future Financings or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Indemnified Party on the other in connection with the untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on


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Advanced Radio Telecom Corp.
November 5, 1996
Page 7

the one hand and the Indemnified Party on the other shall be deemed to be in the same proportion as the total committed purchase price of the Notes or the securities offered in the Future Financings, less the value of the compensation which would be received by such Indemnified Party pursuant to the first sentence of Section 2(a) or Section 2(b) hereof with respect to a sale of such Notes or securities offered in the Future Financings, respectively, bears to such compensation. The relative fault of the Company on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Company on the one hand or by the Indemnified Party on the other and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements, omissions or actions. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and CIBC agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

    The aforesaid indemnity and contribution agreements shall apply to any related activities engaged in by any Indemnified Party prior to this date and to any modification of CIBC's engagement hereunder, and shall remain in full force and effect regardless of any investigation made by or on behalf of CIBC or any of its agents, employees, officers, directors or controlling persons and shall survive the delivery and sale of the Notes or the securities offered in the Future Financings. The Company agrees promptly to notify CIBC of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby. The agreements contained in this Section 4 shall remain in full force and effect following the completion or termination of CIBC's engagement hereunder and shall be in addition to any liability that the Company may otherwise have to CIBC and its agents, employees, officers, directors or controlling persons.

    The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its owners, creditors or security holders for or in connection with advice or services rendered or to be rendered by CIBC pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Party's actions or inactions in connection with any such advice, services or transactions except to the extent liabilities (and related expenses) of the Company are determined by a final judgment of a court of


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Advanced Radio Telecom Corp.
November 5, 1996
Page 8

competent jurisdiction to have resulted primarily from such Indemnified Party's Disabling Conduct in connection with any such advice, actions, inactions or services.

    5. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties, covenants and confidentiality provisions contained in Section 3, the provisions contained in Section 4 of this Agreement and the Company's obligation to pay CIBC may compensation earned pursuant hereto or reimburse any expenses (pursuant to Section 2 hereof) as provided for herein shall remain operative and in full force and effort regardless of (a) any completion of the Engagement (b) any termination of this Agreement, or (c) any investigation reads by or on behalf of CIBC or any affiliates of CIBC, and shall be binding upon, and shall insure to the benefit of any successors, assigns, heirs and personal representatives of the Company, CIBC, the Indemnified Parties and any such person.

    6. CONDITIONS OF PLACEMENT. It is understood that the obligations of CIBC are to use reasonable efforts to place the Notes and the securities offered in the Figure Financing and there is no obligation on the part of CIBC to purchase, and no obligaion on the part of the Company to offer or sell, the Notes or the securities offered in the Future Financings (except as may be superseded by fixture underwriting agreements with respect to the Future Financings). The obligations of CIBC are subject to satisfactory completion of a due diligence investigation by CIBC and its counsel, market conditions and the form and terms of the Notes and the securities offered in the Future Financings, the Offering Materials, and all related documents being mutually acceptable to the Company and CIBC.

    7. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its offices at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004, Attention: Mr. Thomas A. Grina; and (b) if to CIBC, at its offices at 425 Lexington Avenue, 3rd Floor, New York, NY 10017, Attention: Mr. Jay R. Bloom.

    The parties hereto, by written notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

    8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    9. THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.



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Advanced Radio Telecom Corp.
November 5, 1996
Page 9

    10. CHOICE OF LAW, JURISDICTION, RECOVERY OF ATTORNEY'S FEES. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company hereby irrevocably submits to the jurisdiction of the Federal and New York State courts located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defence of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company further agrees to pay or reimburse CIBC for all reasonable costs and expenses incurred by CIBC in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys fees and expenses of its counsel.

    11. HEADINGS. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

    12. PRESS ANNOUNCEMENTS. At any time after the consummation or other public announcement of any portion of the Engagement and with prior approval of the Company (which approval shall not be unreasonably withheld or delayed). CIBC may place an announcement (at its expense) in such newspapers and publications as it may choose, stating that CIBC has acted as exclusive placement agent of the Notes or manager of the Future Financing contemplated by this Agreement.

    13. TERM. Except as provided herein, the Agreement shall extend from the date of this letter until the later of: (i) the last date that any of the Notes remain outstanding, and (ii) the earlier of (a) two years following the issuance of the Notes; and (b) the time at which the Company has issued through CIBC at least $250 million in gross proceeds of securities offered in the Future Financings. The Agreement may be extended by mutual consent of the parties.

    14. AMENDMENT. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

    15. ASSIGNMENT. The Company consents to the assignment of this Agreement to any affiliate of, or successor to, CIBC and the assumption of such affiliate or successor is authorized pursuant to all applicable regulations to perform CIBC's obligations hereunder.



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Advanced Radio Telecom Corp.
November 5, 1996
Page 10


    16. ENFORCEABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Please sign and return the original and one copy of this letter to indicate your acceptance of the terms set forth herein whereupon this letter and your acceptance shall constitute a binding agreement between the Company and CIBC. This letter amends and supersedes the letter agreement dated October 16, 1996 between CIBC and the Company.

                                  Very truly yours,

                                  CIBC Wood Gundy Securities Corp.



                                  By:
                                       -------------------------
                                       Mr. Jay R. Bloom
                                       Managing Director

Accepted and agreed to
as of November 5, 1996

Advanced Radio Telecom Corp.


By:
    ------------------------------------
    Mr. Thomas A. Grina
    Executive Vice President & Chief Executive Officer